May 5, 2023

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re: RM Greyhawk Fund

File no. 811-23816

Dear Sir or Madam:

We have read Exhibit 99 13(a)(4) of Form N-CSR of the RM Greyhawk Fund, a series of RM Opportunity Trust, dated May 5, 2023, and agree with the statements concerning our Firm contained therein.

Very truly yours,

BBD, LLP